UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 2, 2013

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01                               Other Events.

From October 1, 2012 through December 31, 2012, Arch Capital Group Ltd. (“ACGL”) repurchased 3,924,306 common shares for an aggregate purchase price of $172.1 million.  At December 31, 2012, $769.9 million of share repurchases were available under ACGL’s share repurchase program.  ACGL continues to repurchase common shares under the repurchase program, including under its previously adopted Rule 10b5-1 plan.  Repurchases under the program may be effected from time to time in open market or privately negotiated transactions. The timing and amount of the repurchase transactions under this program will depend on a variety of factors, including market conditions and corporate and regulatory considerations.

In addition, and as previously reported, ACGL issued special off-cycle grants of share-based awards to certain key employees of ACGL and its subsidiaries in September and November 2012.  These awards will cliff vest on the fifth anniversary of the grant date.  These awards consisted of (1) an aggregate of 999,930 restricted common shares and restricted common share units of ACGL and (2) share appreciation rights and stock options covering an aggregate of 999,930 common shares of ACGL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: January 4, 2013	By:	/s/ Marc Grandisson
		Name:	Marc Grandisson
		Title:	Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group